UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 8, 2005

Trimeris, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-23155	56-1808663
(Commission File Number)	(IRS Employer Identification No.)

3500 Paramount Parkway, Morrisville, North Carolina	27560
(Address of Principal Executive Offices)	(Zip Code)

(919) 419-6050

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 8, 2005, Trimeris, Inc. (the “Trimeris”), entered into a drug discovery and development agreement (the “Collaboration Agreement”) with ChemBridge Research Laboratories, Inc. (“CRL”). Under the terms of the Collaboration Agreement, Trimeris and CRL will work together to discover and develop small molecule inhibitors of the human immunodeficiency virus (“HIV”). Under the terms of the Collaboration Agreement, Trimeris will work with CRL to identify small molecule inhibitor compounds against two HIV entry targets, gp41 and gp120. Trimeris and CRL will collaborate to identify orally active lead compounds and then optimize preclinical candidates. Trimeris will be responsible for preclinical and clinical development, manufacturing, regulatory and commercial activities on a worldwide basis for all compounds and products resulting from the collaboration. Trimeris will provide funding to CRL to support medicinal chemistry efforts, and CRL will work exclusively with Trimeris on these programs. CRL will be eligible to receive milestone payments based on the achievement of specific development and commercial events, and may also be eligible to receive royalties on net product sales.

The Collaboration Agreement is attached to this Form 8-K as Exhibit 99.1 and is incorporated by reference as if fully set forth herein. The foregoing description of the Collaboration Agreement is qualified in its entirety by reference to such Exhibit 99.1.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.

99.1*	Collaboration, Development and License Agreement between Trimeris, Inc. and ChemBridge Research Laboratories, Inc., dated June 8, 2005.

*	Confidential treatment has been requested as to certain portions of the exhibit. Such portions have been omitted and filed separately with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMERIS, INC.

By:	/s/ Steven D. Skolsky
Steven D. Skolsky
Chief Executive Officer

Dated June 14, 2005